CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the reference of our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated August 4, 1997, with respect to the consolidated financial statements included in the Registration Statement (Form S-1) and related prospectus of IOMED, Inc. for the registration of its common stock.

                                                     /s/ Ernst & Young LLP

Salt Lake City, Utah
October 2, 1997